Audit et Conseil Union

Société de commissaires aux comptes

Groupe
COMMISSAIRES AUX COMPTES
Conseil
EXPERTS COMPTABLES
Union
CONSULTANTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amtech Systems, Inc:

We have audited the accompanying balance sheets of S.A.S. R2D INGENIERIE as of December 31, 2006 and 2005, and the related statements of income, stockholder's investment and cash flows for the years then ended converted into US dollars. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S.A.S. R2D INGENIERIE as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Paris, France
September 3rd 2007

Audit & Conseil Union

Jean-Marc FLEURY

17 bis Rue Joseph-de-Maistre 75876 PARIS Cedex 18
Tél : (33) 01 53 09 20 20 - Fax : (33) 01 53 09 20 29
E-mail : main@groupe-conseil-union.fr ; www.kreston-france.com
SA au capital de 150.000 Euros - RCS PARIS - SIRET 341 012 656 00037 - NAF 741 C

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